Exhibit 99.1

FOR IMMEDIATE RELEASE

LANDSEA HOMES TO EXPAND INTO FLORIDA AND TEXAS

HOUSING MARKETS WITH AGREEMENT TO ACQUIRE

VINTAGE ESTATE HOMES

●	Acquisition Continues Strategic Expansion Plans Across US
●	Purchase Would Bring Landsea Homes into Multiple Communities, Including Orlando Palm Bay and Melbourne, FL and Austin and San Antonio, TX
●	Vintage Estate Homes Would Add 1,815 of Owned or Controlled Lots and Increase Landsea Homes’ Backlog by 405 Homes

Newport Beach, Calif. (April 27, 2021)—Landsea Homes Corporation (Nasdaq: LSEA) (“Landsea Homes” or the “Company”), a publicly traded residential homebuilder, announced today it has entered into a definitive agreement to acquire Vintage Estate Homes, a Florida-based homebuilder with communities in Florida and Texas. This transaction, once completed, would mark Landsea Homes’ entry into the Florida and Texas housing markets.

Founded in 2012, Vintage Estate Homes has always had the goal of constructing superior homes at best-in-class value, with premium building materials and an exquisite attention to detail. Over the past several decades, Vintage Estate Homes, through its commitment to those goals, has earned a reputation for outstanding design and for building lasting relationships with their customers. Vintage Estate Homes currently has new home communities across several high-growth real estate markets in Florida, including Orlando, Palm Bay and Melbourne, as well as Texas, including Austin and San Antonio. Upon the closing of this transaction, Vintage Estate Homes employees are expected to transition and become part of the Landsea Homes team. Builder Advisor Group represented Vintage Estate Homes as its broker in this transaction.

Landsea Homes intends to purchase Vintage Estate Homes for $54.6 million in cash. This transaction is expected to close in early May, subject to the satisfaction of certain customary closing conditions.

“Since late last year, we have been looking for an ideal opportunity for us to expand into the Florida and Texas markets, and we are pleased to achieve that with the addition of Vintage Estate Homes,” said John Ho, Chief Executive Officer of Landsea Homes. “As an innovative homebuilder with a long-established presence in these markets, the Vintage Estates Home team is renowned for providing superior homes at superior value and exceptional customer service with an approach that is very similar to ours. This acquisition provides Landsea Homes with the immediate opportunity to gain size and scale in key markets that are consistently maintaining strong housing fundamentals. This is another step forward in our strategic expansion plans to create communities in highly-desired location across the United States and provide high-quality homes where residents can enjoy ‘Living in their Element.’

Commenting on the acquisition, Scott Buescher, President of Land and Operations at Vintage Estate Homes, stated: “We are very excited to have our Vintage Estate Homes family join the talented team at Landsea Homes. Their veteran homebuilding leadership team is very impressive, as is their forward-thinking vision, deep commitment to a culture of character and integrity, unmatched customer service and dedication to becoming the homebuilder of choice in each of their markets.”

The Florida housing market has remained strong, including locations like Orlando, where the supply of existing homes in February 2021 dropped to its lowest level in 15 years, according to the National Association of Realtors. The National Association of Realtors also reported in February that local home sales in the Orlando market grew year-over-year for the eighth consecutive month, with sales up nearly 20% from a year earlier and the median sales price rose 12% from the previous year.

Austin remains one of the nation’s strongest migration hotspots. It was recently ranked by Redfin as earning the second-largest gain in total home value percentage among the 50 most populous U.S. metropolitan areas in February 2021, with year-over-year growth of 17.9%. Austin trailed only Jacksonville, Florida (+21.2%) and ranked ahead of Charlotte (+17.3%), Phoenix (+16.1%) and Sacramento (+14.8%) among the top five markets. Austin had a higher net inflow of residents than any other major metropolitan city in January 2021, according to Redfin, with nearly 45% of Austin home searches on their website from users in other metropolitan areas – up from 32.6% a year earlier.

For more information about Landsea Homes, visit www.landseahomes.com.

About Landsea Homes

Landsea Homes Corporation (Nasdaq: LSEA) is a publicly traded residential homebuilder based in Newport Beach, CA that designs and builds best-in-class homes and sustainable master-planned communities in some of the nation’s most desirable markets. The company has developed homes and communities in New York, Boston, New Jersey, Arizona, and throughout California in Silicon Valley, Los Angeles and Orange County.

An award-winning homebuilder that builds suburban, single-family detached and attached homes, mid-and high-rise properties, and master-planned communities, Landsea Homes is known for creating inspired places that reflect modern living and provides homebuyers the opportunity to “Live in Your Element.” Our homes allow people to live where they want to live, how they want to live – in a home created especially for them.

Driven by a pioneering commitment to sustainability, Landsea Homes’ High Performance collection features homes that are responsibly designed to take advantage of the latest innovations with home automation technology supported by Apple®. Homes in this collection include features that make life easier and provide energy savings that allow for more comfortable living at a lower cost through sustainability features that contribute to healthier living for both homeowners and the planet.

Our Garrett-Walker collection offers unique, affordably priced and value-based single-family homes in some of the nation’s fastest growing and most desirable markets. Homebuyers enjoy the confidence of owning a quality home that provides lasting value. One of the most trusted brands in the region, this collection continues to attract everyone from first-time homeowners to those seeking more room for their growing families.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched.

For more information on Landsea Homes, visit: www.landseahomes.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Landsea Homes cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “look,” or similar expressions may identify forward-looking statements. Specifically, forward-looking statements may include statements relating to:

*the completion or benefits of the proposed transaction with Vintage Estate Homes (the “Acquisition”);

*the future financial performance of Landsea Homes;

*changes in the market for Landsea Homes’ products and services; and

*other expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of the press release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, the risk factors described by Landsea Homes in its filings with the Securities and Exchange Commission (“SEC”). These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to:

*the ability to recognize the anticipated benefits of the Acquisition, which may be affected by, among other things, competition, the ability to integrate the acquired business and the ability of the acquired business to grow and manage growth profitably;

*costs related to the Acquisition;

*the ability to maintain the listing of Landsea Homes’ securities on Nasdaq;

*the outcome of any legal proceedings that may be instituted against the Company;

*changes in applicable laws or regulations;

*the inability to launch new Landsea Homes products or services or to profitably expand into new markets;

*the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

*other risks and uncertainties indicated in Landsea Homes’ SEC reports or documents filed or to be filed with the SEC by Landsea Homes.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether or not to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Investor Relations Contact:

Cody Slach or Cody Cree

Gateway Investor Relations

949-574-3860

LSEA@gatewayir.com

Media Contact:

Annie Noebel

Cornerstone Communications

(949) 449-2527

anoebel@cornerstonecomms.com